UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

PINEBRIDGE MUTUAL FUNDS
______________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PineBridge Mutual Funds – recently contacted you regarding a Special Meeting of Shareholders to be held on March 17, 2010. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as scheduled.

Voting is very important. Please vote now to be sure your vote is received in time for the March 17, 2010 Special Meeting of Shareholders.
  PineBridge Mutual Funds has made it very easy for you to vote.
  Choose one of the following methods:

   ●  Log on to the website noted on your proxy
    card and enter your control number
                printed on the card, and vote by following
                the on-screen prompts.

  ●  Call the phone number on the proxy card
                and enter the control number printed on
                 the card and follow the touchtone prompts.

       ●  Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.